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                                                                    Exhibit 16.1


                [LOGO OF MCGLADREY & PULLEN, LLP APPEARS HERE]

                            McGLADREY & PULLEN, LLP
                            -----------------------
                 Certified Public Accountants and Consultants



Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

We were previously the independent accountants for McLeodUSA Incorporated. On March 27, 1997, we were dismissed as independent accountants of McLeodUSA Incorporated. We have read McLeodUSA Incorporated's statements included under
Item 9 of its Form 10-K filed March 9, 1998 and we agree with such statements.

                                  /s/ McGladrey & Pullen, LLP

                                  McGLADREY & PULLEN, LLP

Cedar Rapids, Iowa
March 9, 1998